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EXHIBIT 21.5


                       LIST OF SUBSIDIARIES AND AFFILIATES
                                       OF
                          THE BOSTON BEER COMPANY, INC.
                                      AS OF
                                DECEMBER 31, 2005




BBC Keg Company, LLC
(a Delaware limited liability company)

BBC Brands, LLC
(a Massachusetts limited liability company)

Boston Beer Corporation
(a Massachusetts corporation)

Boston Beer Corporation Canada Inc.
(a Canadian business corporation)

Boston Brewing Company, Inc.
(a Massachusetts corporation)

SABC Realty, Ltd.
(an Ohio limited liability company)

SABC Investments Limited Partnership
(a Massachusetts limited partnership)

Samuel Adams Brewery Company, Ltd.
(an Ohio limited liability company)